EXHIBIT 10.18


                                SECOND ADDENDUM


         This Second Addendum to the Asset Purchase Agreement, as modified by the Addendum dated November 10, 1996 (collectively, the "Agreement") by and between The Natural Baby Company, Inc. and Duncan Hill Co., Ltd. is entered into by and between the parties and Kid's Stuff, Inc. ("KIDS"), effective as of April 27, 1997.

         Whereas, Kids Stuff, Inc. has requested additional time beyond April 30,1997 within which to close the purchase of assets; and

         Whereas, The Natural Baby Company, Inc. is willing to extend the closing date in accordance with the terms set forth herein.

         Now, therefore, for and in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. The Purchase Price set forth in Paragraph 2.1 of the Purchase Agreement is increased by:

      (a) the additional amount of $150,000, which shall be payable at Closing in the form of wired funds or cashiers check;

      (b) by an amount based upon "Calculated Profit" before federal income taxes from the closing date through December 31, 1997 in excess of $300,000. The Calculated Profit shall be defined as merchandise sales, net of returns and allowances, for the period of time from the closing date through December 31, 1997, multiplied by the average percentage of profit before federal income taxes for the twelve months preceding the closing date.

            The foregoing Calculated Profit shall be determined by KIDS on or before April 14, 1998, and the amount of the Purchase Price adjustment determined in accordance with the foregoing shall be payable as follows: (1) one-fourth on or before April 14, 1998; (2) one-fourth, plus interest, on or before April 14, 1999; (3) one-fourth, plus interest, on or before April 14, 2000; (4) and, the remaining one-fourth, plus interest, on or before April 14, 2001;
            (v) the balance unpaid as of April 15, 1998 shall be evidenced by a promissory note from KIDS bearing simple interest at the rate of eight percent (8%) per annum;

      (c) the issuance at Closing to Seller of 70,000 shares of KIDS common stock, which shall bear restrictions against transfer for a period of not more than two years and shall be valued at $3.50 per common share. Seller shall execute a subscription agreement substantially in the form attached hereto as Exhibit A.

3. William L. Miller shall personally guarantee the first two years of the $250,000 promissory note being issued to the Seller pursuant to Paragraph Two of the November 10, 1996 Addendum.

4. On or before Closing, KIDS shall reimburse Seller for up to $750 in legal fees for legal services rendered by John Barry, Esq. to Seller.

5. Upon execution hereof, KIDS shall deliver to Seller a promissory note in the amount of

      $87,500 payable to Seller, which shall be canceled at Closing. In the event Closing does not occur on or before June 30, 1997, Seller shall retain said Note as liquidated damages. Buyer may deliver to Seller the sum of $50,000 by wire transfer or cashiers check on or before June 15, 1997 in lieu of said $87,500 note, which amount shall be credited against the Purchase Price at Closing and retained by Seller as liquidated damages in the event Buyer fails to Close on or before June 30, 1997.

5. Following Closing, KIDS shall relocate the operations of the Natural Baby Catalog on or before June 30, 1997 from its present facility at 816 Sylvia Street, Trenton, NJ.

6. The Final Closing Date is hereby extended to June 30, 1997, at the latest. KIDS shall attempt to cause the Final Closing Date to occur on the last day of a month, however, the parties acknowledge that Final Closing Date shall occur within five business days subsequent to the closing of the public sale of securities of KIDS by VTR Capital, Inc. Further, the parties agree that the escrow closing previously effected by the parties shall be maintained.

5. Paragraph 2.3(b) of the Purchase Agreement is hereby modified by deleting the modification set forth in Paragraph 5 of the (first) Addendum to the Purchase Agreement and reinstating the original provisions of Paragraph 2.3(b) of the Purchase Agreement.

6. Buyer shall provide Seller with a copy of all documents requested by Seller relating to the pending public offering of securities by Seller.

Agreed and Accepted
The Natural Baby Company, Inc

By:  /s/ DANIEL MARTIN
---------------------------
    Daniel Martin
    Vice President


/s/ JANE MARTIN                         /s/ DANIEL MARTIN
---------------------------             -------------------------
    Jane Martin                         Daniel Martin

Kids Stuff, Inc.

/s/ WILLIAM L. MILLER
---------------------------
William L. Miller
President